SUBLEASE

                                     from

                         METATEC INTERNATIONAL CORP.

                                      to

                         WHY USA NORTH AMERICA, INC.

          Northlake Building, Highway 12 West, Menomonie, Wisconsin


                               January 31, 2000

                                   SUBLEASE

     This sublease is made on Feb. 01, 2000 between Metatec International Corp., an Ohio corporation, with a principle office at 7001 Metatec Boulevard, Dublin, Ohio 43017 ("Sublessor"), and WHY USA North America Inc., a(n) real estate brokerage and telemarketing firm,Whose address is 1421 N. Broadway, Suite 108, Menomonie, Wisconsin 54751 ("Sublessee"), who hereby agree as follows:


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     Section 1. Sublease of Premises. On the terms and subject to the conditions described in this agreement, Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the approximate 6,000 square feet of space, as outlined on the attached Exhibit A (the "Premises"), located in the building known as the Northlake Building on Highway 12 West, City of Menomonie, County of Dunn, State of Wisconsin, together with the appurtenances thereto.

     Sublessor leases the Building pursuant to that certain lease (the "Base Lease") dated is of September 24, 1998, between Sublessor "Tenant", and Douglas A. Larson, as "Landlord," a copy of which is attached hereto as Exhibit B. Tenant acknowledges that all provisions of this sublease are subject to the provisions of the Base Lease. Except as expressly provided in this sublease, Subleasee shall comply with all terms and conditions of the Base Lease as if Subleasee were the tenant under such Base Lease and Sublessor were the landlord.

     Section 2. Term. The term of this sublease shall commence on Feb 1, 2000 (the "Commencement Date") and shall continue in accordance with the term of the Base Lease; provided, however, that Sublessor shall reserve the right under Section 17 of the Base Lease to exercise its option to terminate the Base Lease early, in which event this sublease shall so terminate.

     Section 3. Rent. The annual rent payable by Sublessee to Sublessor shall be $30,000, payable in equal monthly installments in the amount of $2,500, in advance, on the first day of every month, commencing on the Commencement Date, at the address of Sublessor set forth above or at such other place as Sublessor may designate by notice to Sublessee from time to time. If the Commencement Date is not the first day of a calendar month, Sublessee's rent for the first and last months of the term shall be prorated on a daily basis. In the event that rent is not paid by the first day of every month, Sublessee shall be charged a late charge in the amount of $125.

     Section 4. Security Deposit. Upon execution of this sublease, Sublessee has deposited with Sublessor the sum of $2,500, as a security deposit, receipt of which is hereby acknowledged by Sublessor. Such security deposit shall be held by Sublessor, without liability for interest, as security for the faithful performance by Sublessee of all the terms, covenants, and conditions of this sublease to be kept and performed by Sublessee. If at any time during the term of this sublease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Sublessee to Sublessor hereunder shall be overdue and unpaid, then Sublessor may, at the its option, appropriate and apply any portion of such security deposit to the payment of any such overdue rent or other sum and require Sublessee to pay to Sublessor the amount so applied so that the security deposit will at all times be in the amount set forth above.

     Section 5. Use of Premises. Sublessee shall use the Premises for Real estate and Telemarketing and uses incidental thereto, and shall not permit the Premises to be used for any other purpose without first obtaining Sublessor's express written consent to that specific use. Sublessee shall occupy and use the Premises only in a careful, safe, and proper manner and shall not commit or permit any waste of or on the Premises.


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     Section 6. Condition of Premises. Sublessor has made no representation or warranty, express or implied, with respect to the condition of the Premises or the fitness of the Premises for any particular use. Sublessee acknowledges that it has fully investigated and is familiar with the size, dimensions, and physical condition of the Premises and is accepting the Premises "as is". Sublessor shall not be obligated to perform any work on the Premises in order to make them suitable for Sublessee's use.

     Section 7. Indemnification. Sublessee shall indemnify and save harmless Sublessor from and against any and all claims, liabilities, losses, damages, injuries, costs, and expenses that hereafter may occur or arise from or out of: (a) any failure by Sublessee to make any payment to be made by Sublessee hereunder or fully to perform or observe any obligation or condition to be performed or observed by Sublessee hereunder, (b) any cause whatsoever in, about, or relating to the Premises during the term of this sublease, however or by whomever caused, including without limitation any use, misuse, possession, occupancy, or unoccupancy of the Premises by anyone during, the term of this sublease, or any failure by Sublessee to perform and observe all obligations and conditions to be performed and observed by it under this sublease, or the condition of the Premises, and (c) any costs or expenses, incurred or paid by Sublessor in connection with the foregoing, including reasonable attorneys' fees and other costs and expenses in prosecuting or defending any of the foregoing whether litigated or unlitigated.

     Section 8. Cumulative Rights and Remedies. Each right or remedy of Sublessor under this agreement or now or hereafter available to Sublessor by statute, at law, in equity, or otherwise shall be cumulative and concurrent and shall be in addition to every other such right or remedy, and neither the existence, availability, nor exercise of any one or more of such rights or remedies shall preclude or otherwise affect the simultaneous, or later exercise by Sublessor of any or all such other rights or remedies.

     Section 9. Survival of Obligations. No termination of this sublease and no repossession of the Premises or any part thereof shall relieve Sublessee of its liabilities and obligations hereunder all of which shall survive such termination or repossession.

     Section 10. Assignment or Sublease. Sublessee shall neither assign this sublease nor sublease all or any part of the Premises without first obtaining Sublessor's express written consent to such assignment or sublease.

     Section 11. Sublessor's Access. Sublessor and its designees shall have the right to enter the Premises at any reasonable times for the purposes of inspecting the Premises or performing any work which the Sublessor elects to undertake. Nothing herein shall imply any duty upon Sublessor to do any such work which under any provision of this sublease Sublessee is required to perform, and the performance thereof by Sublessor shall not constitute a waiver of Sublessee's default.

     Section 12. Notices. Any notice or request required or desired to be given to either party shall be in writing and shall be deemed given when delivered personally to that party's address set


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forth at the beginning of this sublease or when deposited in the United States mail, postage prepaid, addressed to that party at that address or, in either case, at such other address as that party may theretofore have designated in notice to the party giving notice.

     Section 13. Complete Agreement. This document (with its exhibits, which are hereby incorporated herein by reference) contains the entire agreement between the parties and supersedes any prior discussions representations, warranties, or agreements between them respecting the subject matter. No changes, alterations, modifications, additions, or qualifications to this agreement shall be made or be binding unless made in writing and signed by each of the parties.

     Section 14. Counterparts. This agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this agreement.

     Section 15. Brokers. The parties to this sublease acknowledge that no broker has been involved with the transaction contemplated by this sublease except for <space left blank> and that each of the parties shall be responsible for paying all commissions and fees due to any broker engaged by either of the parties.

     Section 16. Phone System. Sublessee has agreed to purchase from Sublessor the phone system and office furniture that Sublessor has had installed in the Premises for a purchase price of $22,000, due and payable in cash or other funds readily convertible to cash upon the signing of this lease. Sublessor shall deliver to Sublessee a bill of sale evidencing such purchase in form mutually acceptable to Sublessor and Sublesee. At the expiration of this sublease, Sublessee shall remove the phone system from the Premises and shall be responsible to restore the Premises to the condition they were in immediately prior to such removal.

     Section 17. Consent by Landlord. This sublease shall not be effective until it is consented to by the Landlord under the Base Lease, and a copy of such consent shall be attached to this sublease.


                                                METATEC INTERNATI0NAL CORP.

                                               By/s/Barbara Derrow 2/1/2000


                                               WHY USA NORTH AMERICA, INC

                                               By/s/ Don Riesterer 2-16-2000



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